UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):                                         September 21, 2006
InfraSource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Sixth Street, Suite 300
Media, Pennsylvania	19063

(Address of principal executive offices)	(Zip Code)
(610) 480-8000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 21, 2006, the Board of Directors (the “Board”) of InfraSource Services, Inc. (the “Company”), in accordance with the provisions of the Company’s Amended and Restated Bylaws, elected Frederick W. Buckman to serve as an independent director of the Company, with a term expiring at the 2007 Annual Meeting of Stockholders.
     Mr. Buckman will receive the Company’s established non-employee director compensation, which was described in the Company’s Proxy Statement for its 2006 Annual Meeting filed with the SEC on April 7, 2006.
     Mr. Buckman is the Chairman of Trans-Elect, Inc., an independent transmission company. He is also Lead Director and a member of the Nominating and Corporate Governance Committee and Organization and Compensation Committee of StanCorp Financial Group, Inc., a New York Stock Exchange-listed company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC. (Registrant)
	By:	Deborah C. Lofton
Date: September 22, 2006		Name:	Deborah C. Lofton
		Title:	Senior Vice President, General Counsel and Secretary

2